As filed with the Securities and Exchange Commission on November 6, 2006

Registration No. 333-135732

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	63-0589368
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

417 North 20th Street Birmingham, Alabama 35203 (Address of principal executive offices)

     AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan;
AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan;
First American Corporation 1999 Broad-Based Employee Stock Option Plan;
Deposit Guaranty Corporation Long Term Incentive Plans;
First American Corporation 1991 Employee Stock Incentive Plan;
AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan;
Pioneer Bancshares, Inc. Long Term Incentive Plan;
AmSouth Bancorporation Stock Option Plan for Outside Directors;
AmSouth Bancorporation Thrift Plan;
AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation
Plan for Directors of AmSouth Bancorporation;
AmSouth Bancorporation Employee Stock Purchase Plan
(Full title of the Plans)

R. Alan Deer Executive Vice President, General Counsel and Corporate Secretary 417 North 20th Street Birmingham, Alabama 35203 (Name and address of agent for service)

(205) 326-7317
(Telephone Number, Including Area Code, of Agent For Service)

Calculation of Registration Fee

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to be	Amount of Shares to	Offering Price Per	Aggregate Offering	Amount of
Registered	be Registered(1)(2)	Share (3)	Price (3)	Registration Fee (3)

Common stock, par
value $0.01 per
share..............................	48,283,686	$37.38	$731,798,960.35	$78,302.48

(1)	The number of shares registered is based on an estimate of the maximum number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Regions Financial Corporation (“Regions”) issuable under the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan, AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan, First American Corporation 1999 Broad-Based Employee Stock Option Plan, Deposit Guaranty Corporation Long Term Incentive Plans, First American Corporation 1991 Employee Stock Incentive Plan, AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan, Pioneer Bancshares, Inc. Long Term Incentive Plan, AmSouth Bancorporation Stock Option Plan for Outside Directors, AmSouth Bancorporation Thrift Plan, AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation and AmSouth Bancorporation Employee Stock Purchase Plan (collectively, the “Plans”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plans.

(3)	Pursuant to Rule 457(c), the registration fee is calculated based upon the average of the high and low price of Common Stock of Regions on November 3, 2006. The registration fee payable in respect of 28,706,400 of the shares to be registered was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 of Regions (File No. 333-135732) on July 12, 2006 (the “Form S-4”). Accordingly, the registration fee for the shares registered under this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 is calculated with reference to the 19,577,286 shares of Common Stock for which no registration fee has previously been paid.

INTRODUCTORY STATEMENT

     Regions Financial Corporation, a Delaware corporation (“Regions” or the “Registrant”), hereby amends its Registration Statement on Form S-4 (File No. 333-135732), which was declared effective on August 17, 2006 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to shares of common stock, par value $0.01 per share (the “Common Stock”), that are issuable by Regions upon the exercise of stock options and other stock-based awards granted under the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan, AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan, First American Corporation 1999 Broad-Based Employee Stock Option Plan, Deposit Guaranty Corporation Long Term Incentive Plans, First American Corporation 1991 Employee Stock Incentive Plan, AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan, Pioneer Bancshares, Inc. Long Term Incentive Plan, AmSouth Bancorporation Stock Option Plan for Outside Directors, AmSouth Bancorporation Thrift Plan, AmSouth Bancorporation Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation and AmSouth Bancorporation Employee Stock Purchase Plan (collectively, the “Plans”). Of the 48,283,686 shares of Common Stock covered by this Post-Effective Amendment No. 1 on Form S-8, 28,706,400 were originally registered under the Form S-4.

     On November 4, 2006, AmSouth Bancorporation (“AmSouth”) merged with and into Regions, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 24, 2006, by and between Regions and AmSouth. Pursuant to the Merger Agreement, at the effective time of the merger, each share of common stock of AmSouth issued and outstanding immediately prior to the effective time of the merger, subject to certain exceptions, was converted into the right to receive 0.7974 shares of Regions Common Stock. In addition, each option to acquire shares of AmSouth common stock granted pursuant to the Plans that was outstanding and unexercised immediately prior to the effective time was converted into an option to acquire shares of Regions Common Stock, as adjusted to reflect the exchange ratio.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
Item 2.	Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in Item 1 of Form S-8 and the statement of availability of information about Regions and any other information required by Item 2 of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428 under the Securities Act. Such documents are not required to be and are not filed with the SEC pursuant to Rule 424 of the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Post-Effective Amendment pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

     The SEC allows Regions to incorporate by reference the information that Regions discloses in its filings with the SEC. Incorporation by reference means that Regions can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that Regions files with the SEC will automatically update and supersede this information. The following documents previously filed by Regions with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

  Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
  Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2006, June 30, 2006 and September 30, 2006.
  Current Reports on Form 8-K filed on January 20, 2006, January 31, 2006, March 29, 2006, April 17, 2006, April 24, 2006, May 16, 2006, May 23, 2006, May 25, 2006, May 31, 2006, July 7, 2006, July 14, 2006, August 31, 2006, September 7, 2006, September 11, 2006, September 12, 2006, September 25, 2006, October 3, 2006, October 13, 2006, October 23, 2006, October 24, 2006, October 27, 2006 and November 2, 2006 (other than the portions of those documents not deemed to be filed).
  The description of Regions’ Common Stock contained in the Form S-4 under the heading “Description of Regions Capital Stock”, including any subsequent amendment or any report filed for the purpose of updating that description.

     Any document filed by Regions pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXPERTS

      The consolidated financial statements of Regions appearing in Regions’ Annual Report (Form 10-K) for the year ended December 31, 2005, and Regions management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

     Regions’ certificate of incorporation provides that Regions shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).

     In addition, Regions’ certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages arising out of a breach of fiduciary duty, except for:

  any breach of the director’s duty of loyalty to Regions or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, breaches under Section 174 of the DGCL, or
  any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that, subject to certain limitations in the case of suits brought by a corporation and derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, through, among other things, a majority vote of the directors who were not parties to the suit or proceeding, if the person (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that no such indemnification of directors, officers, employees or agents may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Item	7.	Exemption From Registration Claimed.

		Not applicable.

Item	8.	Exhibits.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares of Regions common stock (filed as Exhibit No. 5.1 to Pre-Effective Amendment No. 1 to Form S-4 previously filed on August 17, 2006, to which this Post-Effective Amendment No. 1 relates).

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters (filed as Exhibit No. 8.1 to Pre-Effective Amendment No. 1 to Form S-4 previously filed on August 17, 2006, to which this Post-Effective Amendment No. 1 relates).

8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.*

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 hereto).

23.3	Consent of Ernst & Young LLP.*

24.1	Power of Attorney (contained in the Form S-4 previously filed on July 12, 2006).

* Filed herewith

Item 9.	Undertakings.

          (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i) If the registrant is relying on Rule 430B:

                              (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                              (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                              (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                    (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 6, 2006.

REGIONS FINANCIAL CORPORATION

By /s/ C. Dowd Ritter
C. Dowd Ritter
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 has been signed below by the following persons in the capacities indicated on November 6, 2006.

Signatures	Title

/s/ C. Dowd Ritter	Chief Executive Officer
C. Dowd Ritter	(principal executive officer)

/s/ D. Bryan Jordan	Chief Financial Officer
D. Bryan Jordan	(principal financial officer)

/s/ Al Yother	Controller
Al Yother	(principal accounting officer)

/s/ Allen B. Morgan, Jr.	Vice Chairman, Director and Chairman,
Allen B. Morgan, Jr.	Morgan Keegan & Company, Inc.

/s/ Jackson W. Moore
Jackson W. Moore	Director

/s/ Samuel W. Bartholomew, Jr.
Samuel W. Bartholomew, Jr.	Director

/s/ George W. Bryan
George W. Bryan	Director

/s/ Susan W. Matlock
Susan W. Matlock	Director

/s/ Jorge M. Perez
Jorge M. Perez	Director

/s/ Malcolm Portera
Malcolm Portera	Director

/s/ John R. Roberts
John R. Roberts	Director

/s/ Lee J. Styslinger, III
Lee J. Styslinger, III	Director

/s/ Robert R. Waller
Robert R. Waller	Director

/s/ Spence L. Wilson
Spence L. Wilson	Director

/s/ Harry W. Witt
Harry W. Witt	Director

/s/ Ronald L. Kuehn, Jr.
Ronald L. Kuehn, Jr.	Director

/s/ Claude B. Nielsen
Claude B. Nielsen	Director

/s/ James R. Malone
James R. Malone	Director

/s/ Earnest W. Deavenport, Jr
Earnest W. Deavenport, Jr.	Director

/s/ Martha R. Ingram
Martha R. Ingram	Director

/s/ Charles D. McCrary
Charles D. McCrary	Director

/s/ David J. Cooper
David J. Cooper, Sr.	Director

/s/ Don DeFosset
Don DeFosset	Director

EXHIBIT INDEX

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares of Regions common stock (filed as Exhibit No. 5.1 to Pre-Effective Amendment No. 1 to Form S-4 previously filed on August 17, 2006, to which this Post-Effective Amendment No. 1 relates).

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters (filed as Exhibit No. 8.1 to Pre-Effective Amendment No. 1 to Form S-4 previously filed on August 17, 2006, to which this Post-Effective Amendment No. 1 relates).

8.2	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.*

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 hereto).

23.3	Consent of Ernst & Young LLP.*

24.1	Power of Attorney (contained in the Form S-4 previously filed on July 12, 2006).

* Filed herewith